 UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2021

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block B-5, 20/F, Great Smart Tower, 230 Wanchai Rd, Wanchai, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2152-1223

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On March 4, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934, the Securities and Exchange Commission issued Release No. 34-88318 (the “Order”) granting exemptions to registrants subject to the reporting requirements of the Exchange Act Section 13(a) or 15(d) due to circumstances related to the coronavirus disease 2019 (COVID-19).

Verde Resources Inc. is furnishing this Current Report on Form 8-K to indicate its reliance on the Order in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

The Company’s headquarters and operations are located in Hong Kong SAR and Malaysia. Due to the ongoing outbreak of the COVID-19 particularly in Malaysia, the Hong Kong SAR and Malaysia government initiated travel restrictions and mandatory quarantines to control the spread of COVID-19 within Hong Kong SAR, China and Malaysia. First of all, these measurements taken by the government agents have delayed the Company’s accounting department in obtaining and complying information which will be included in the Form 10-K. Secondly, it delayed the auditors to perform necessary audit procedures and complete audit report in a timely manner. As a result, the Company will be unable to file the Form 10-K by October 13, 2021.

The Company expects to file its Annual Report on Form 10-K within 45 days after October 13, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Balakrishnan B S Muthu
Balakrishnan B S Muthu
President and Director

Date: October 12, 2021

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